Exhibit 99.1
Final Transcript
Thomson StreetEvents
Conference Call Transcript
LSCO — LESCO Revises Fiscal 2006 Financial Expectations
Event Date/Time: Jul. 07. 2006 / 8:00AM ET

Final Transcript

Jul. 07. 2006 / 8:00AM ET, LSCO — LESCO Revises Fiscal 2006 Financial Expectations
CORPORATE PARTICIPANTS
Jeff Rutherford
LESCO, Inc. — President and CEO
CONFERENCE CALL PARTICIPANTS
James Bank
Sidoti & Co. — Analyst
Brian Gonick
Corsair Capital — Analyst
John Walthausen
Paradigm Capital — Analyst
Paul Resnik
Dutton Associates — Analyst
Peter Sidoti
Sidoti & Co. — Analyst
Joe Plevelich
Schneider Capital — Analyst
PRESENTATION

Operator
Good morning and welcome to the LESCO second-quarter update conference call and webcast. At this time, I would like to inform you that this conference is being recorded and that all participants are in a listen-only mode. At the request of the Company, we will open up the conference for questions and answers following the presentation.
Portions of the presentation and other statements relating to sales and earnings expectations, new Service Centers opening, profitability, and other statements that are not historical information are forward-looking statements. Investors are cautioned that forward-looking statements involve risk and uncertainties and that actual results may differ materially from such statements. Investors should not place undue reliance on such statements. Factors that may cause actual results to differ materially from those projected or implied in the forward-looking statements are set forth in the Company’s Securities and Exchange Commission report including but not limited to Form 10-K for the year ended December 31, 2005.
I would now like to turn the conference over to Jeff Rutherford, President and CEO. Please go ahead, sir.

Jeff Rutherford - LESCO, Inc. — President and CEO
Thank you, operator. Good morning, everyone. By now most of you have read the press release that we issued yesterday afternoon. Business conditions and our expectations for the year have changed since the last time we spoke to you resulting in this update. We are revising our expectations for the full year in both the Stores Segment and in the Direct Segment.
The majority of the expected sales shortfall in the Stores Segment is attributable to lost sales to customers who were previously supported by LESCO’s sales representatives, a model discontinued in 2005. We have learned the hard way that the business they brought in, which was primarily for golf and larger regional lawn and landscape customers, is very relationship driven. So when we discontinued the sales rep model, a number of these relationships were disrupted to a much larger extent than we expected which cost us business.
For the past months and in particular due to the business conditions over the past six weeks, members of our field management team and I have spent considerable time talking to current and former LESCO customers. Many of these individuals have told us that when we eliminated the

Final Transcript

Jul. 07. 2006 / 8:00AM ET, LSCO — LESCO Revises Fiscal 2006 Financial Expectations
sales rep program we also eliminated their relationship with LESCO which is why we lost their business. We strive every day to be a customer focused organization and yesterday’s announcement reflects our commitment to our customers.
Analyzed as a stand-alone channel and looking only at the sales transacted by sales representatives, the sales rep structure was marginally profitable in 2004. In early 2005, we were focused on maximizing gross profit percentage so sales rep model was deemed expendable and was discontinued. As part of this decision we moved the sales representatives into Stores-on-Wheels or made them regional managers. Many of these sales reps ultimately left the Company. With their departure, LESCO lost many customer relationships and much of the business we traditionally had from those customers. Some of these sales were transacted through our Stores-on-Wheels and Service Centers, so this sales and gross profit dollar loss deleveraged our business.
Today we are not chasing gross profit percentage but instead are focused on maximizing gross profit dollars and in particular gross profit dollars per square foot for Service Centers. We have approximately 1.8 million square feet in Service Centers and quite frankly we have not focused properly on utilizing that square footage to our advantage. We will therefore be reinstating a modified form of the sales rep model and we anticipate adding at least 20 to 30 sales reps in key markets. That would be in 20 or 30 markets, not 20 to 30 sales reps in a particular market.
At least half of these positions will be filled by current LESCO employees who were sales reps and stayed with the Company after being reassigned when the program was discontinued. The remaining positions will be filled as we hire experienced customer focused sales reps from within the industry.
We continue to believe that our best use of capital generating the highest return on invested capital and producing the highest operating margins is an investment in our Stores Segment, but now we recognize the importance of augmenting the store model with sales representatives who can develop and maintain customer relationships to drive sales through our Service Centers and Stores-on-Wheels.
Going forward our sales rep organization will be managed on the basis of customer gross profit dollar contribution across all segments, which will provide the most complete picture of the sales reps value to LESCO. This model should also allow the Company to build the strongest possible relationships with its golf and lawn and landscape customers.
Fortunately we already have people with industry expertise and who are highly regarded in the golf and lawn and landscape markets, which is why we have promoted Steve Vincent to Channel Vice President Golf Sales and Paul McDonough to Channel Vice President Lawn and Landscape Sales. They will both report to Rich Doggett who was promoted from Zone Vice President to Senior Vice President Sales in May. Brief biographies of these three gentlemen are included in the press release.
Steve and Paul will work with Rich to lead our sales rep and national account teams within their respective industries. The sales rep and national account organizations will work in conjunction with LESCO Service Center and Store-on-Wheels team which will continue to be lead by our Zone Vice Presidents. This matrix relationship between the sales reps and Stores Segment will allow us to better manage our customer relationships while operating our stores.
Ultimately we remain confident in our store model. On average the Service Center classes of 2004, 2005, and 2006 are performing at or better than our financial model, which further validates our strategy. The portion of our Service Centers experiencing lost sales and lost gross profit dollars are those that opened in 2003 and earlier. These Service Center sales efforts were supported by the former sales reps and now the competition is targeting their customers. Bringing back our sales rep program will protect our base of Service Centers from competition.
Most of our suppliers whether direct like Turf Care or indirect like a chemical supplier have volume incentives built into our relationships that awards volume growth. Unfortunately our volume shortfall will result in the deleveraging of certain of these agreements resulting in lower-than-anticipated gross profit percentages within our Stores Segment. Therefore we are guiding our Stores Segment gross profit percent lower by approximately 140 basis points.
On the expense side of our operating model, the Company has maintained solid cost controls. Selling expenses, merchant discounts, corporate support costs are in line with the expectations we have previously conveyed to you. In light of these circumstances, we are revising our guidance for the year. We previously estimated a full-year sales increase of 10% to 12% in the Stores Segment and a decline of 14% to 15% in the Direct Segment. Currently the Company anticipates net revenue growth of 5% to 6% for the Stores Segment while net revenue for its Direct Segment is anticipated to decline 34% to 35%.

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Jul. 07. 2006 / 8:00AM ET, LSCO — LESCO Revises Fiscal 2006 Financial Expectations
We have as previously stated — we’ve also revised our gross profit rate expectations to be 24% to 24.4% for the Stores Segment and 17% to 18% for the Direct Segment. These gross profit rates include distribution costs. Based on these revised revenue and gross profit estimates, we expect to incur a net loss of approximately $4 million for the full year 2006. This net loss includes a tax benefit calculated at 39%.
While we are disappointed with these anticipated results, we believe we have identified the source of the problem, have started to correct the situation and have learned a great deal about the synergies between our Direct and Stores Segments. Our strategy of expanding our Service Center footprint and leveraging our store assets remains intact. We still expect to open up 40 new Service Centers this year of which 19 are already operational. We expect to continue expanding our portfolio by 10% to 15% in new units per year. We firmly believe that our concentration on further developing the Stores Segment will drive sales growth and improved operating margins going forward. It is time for us to reinstate the sales reps, to continue opening Service Centers and to drive the value from this model that we continue to believe it can achieve.
With that, we will be happy to take anyone’s questions.
QUESTION AND ANSWER

Operator
(OPERATOR INSTRUCTIONS) James Banks, Sidoti & Co.

James Bank - Sidoti & Co. — Analyst
First question just looking at the guidance within 5% to 6% topline growth in the stores, and just to keep it simple taking the 24% gross margin and then doing a similar thing with the prediction of what you expect with direct sales, I am coming loosely to in the area of $137 million to $138 million in gross profit. At that point bringing that number all the way down to the bottom line, I am a little bit confused how it becomes -$6.5 million to then get a benefit of 39% tax to then be -$4 million and be negative on the share. I’m just curious if I am missing something here because if I just do that and kind of maintain the similar expense, the general administration and the merchant discount that I believe was the guidance you gave at the end of ‘05 and have maintained, I’m only getting possibly -$2 million. Could you help me understand this a little better?

Jeff Rutherford - LESCO, Inc. — President and CEO
Yes, I think you are good on the gross profit level. It is going to be — the expense dollars are going to remain relatively flat to the guidance we previously provided. And you can add it up in a range on that and we are taking a more of a conservative approach to it.

James Bank - Sidoti & Co. — Analyst
All right, I understand. Second question and I will try to make these pretty fast as there’s a handful of them.

Jeff Rutherford - LESCO, Inc. — President and CEO
There’s no hurry, James.

James Bank - Sidoti & Co. — Analyst
Okay, well I’m sure there’s other people on the queue. When is business coming back? I heard in your remarks you expect 30 to be instated right now, immediately. When do you expect this direct sales team to be fully operational and to the point where the decline will ebb and it will begin to grow again in that direct sales unit? And then in the same breath, when would we begin to see some sales growth more than that 5% to 6% in your Stores Segments?

Jeff Rutherford - LESCO, Inc. — President and CEO

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Jul. 07. 2006 / 8:00AM ET, LSCO — LESCO Revises Fiscal 2006 Financial Expectations
Let me maybe just give a little bit of color on what happened and if I get cut off, it is from one of the attorneys in the room. The last six weeks have seen a significant drop in sales. In particular in the golf business. We can look at our sales on a daily, weekly, year-to-date, hourly basis kind of thing. We can divide it up into customer channels or account ownership and we always track it where it is transacting, so we are always tracking where sales are transacted and then we can do any kind of matrix reporting we want within our data warehouse. So we have obviously been tracking and we had a very odd year and this has probably been going on longer than we knew, but we had such a good spring because of the weather that it was masked. We probably felt it a little bit in some of the warmer markets earlier and did not realize what we were experiencing.
What was happening and when we got into the full golf season in the last six weeks, we were dropping sales in particular in golf but if you drill in from an account basis and look at larger regional lawn and landscape companies, we were losing sales in the bigger customers. And it happened pretty quickly. That is when we started trying to find out what was going on. What had happened when the decision was made to terminate the sales rep programs, we lost their direct sales and we did not anticipate the significance that the competition was going to be able to reach back into our store model and pick off our customers at the store level. The reason they can do that is the competition has sales reps that’s going directly to those locations and they were cutting us off from the customer.
So in the last six weeks we have seen a significant decline and particularly as I said in golf, but also in the lawn and large lawn and landscape regional. That is who we have been talking about and who we are concerned about. I have met with several superintendents and the larger regionals and as many customers as I can and the one that sticks out, James, is a customer in Pennsylvania, a superintendent who told me that historically the good thing about LESCO is LESCO was always there. LESCO for 40-plus years was always servicing their customers and then one day he woke up and no one came to his golf course anymore.
Now the Stores-on-Wheels would show up every other week, but in between there the sales reps were calling — other competitive sales reps were calling on him and it was like LESCO had left the business. The reason he always gave business to LESCO is because we were always — we were the stable player in the marketplace and we had disappeared. That is why we were losing accounts.
So now we’re going to bring back these sales reps, just so you know this is real-time. We have not sat on this information. We just recently had executive meetings and the Board meetings to approve bringing back the sales reps. It is a big move especially after a decision was made to eliminate them. We elevated two people who had had similar positions within the reorganization and had been moved out of those positions in Paul and Steve and we are fortunate that they are still with the Company and are willing to step forward and lead these organizations. But it is early.

James Bank - Sidoti & Co. — Analyst
It is early but I guess kind of the biggest question I think what investors are going to want to know is when is this going to return? Could we see maybe some upside in the fourth quarter this year or should we kind of just assume that these hiccups will end in ‘07 and we should be — that direct sales unit should begin to grow and Service Centers and Stores-on-Wheels should begin to produce more attractive growth in ‘07?

Jeff Rutherford - LESCO, Inc. — President and CEO
We don’t have anything built into this what we just gave. The guidance we provided there is no upside built in from the sales rep program. You know, what will dictate how successful it is is how successful we are and half of them are here. We are fortunate in that half of the people we’re targeting are here. They are going to be — we’re going to have to backfill them or do whatever we’re going to do and Rich is going to have to do that, Rich Doggett, but they will be on the street. But a lot of the season has passed us by. We are already in July. But they will get out there and we are really targeting 2007.
And then it is going to be what individuals and book of business we can get back in. And by the way, we are not going to limit ourselves to 20 to 30. Quite frankly the way we look at the direct business and the way we look at the national account direct business — and I have said this before — is that business is there to protect the store business and we drive a lot of sales into our stores from our national accounts and the same was happening with sales reps. We need to get back to that.
So I don’t want to limit us ultimately as to how many there could be, but the target right now is 20 to 30 and let’s get it up and operational in key markets and when we get operational in key markets and we can start competing again, then we will evaluate where we go from there. But I’m not going to promise anything for this year and we are really targeting next year to be operational at those 20 to 30.

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Jul. 07. 2006 / 8:00AM ET, LSCO — LESCO Revises Fiscal 2006 Financial Expectations

James Bank - Sidoti & Co. — Analyst
Okay, so ‘07 I guess we should see — I guess that’s enough on that subject.

Jeff Rutherford - LESCO, Inc. — President and CEO
That was a long answer for something.

James Bank - Sidoti & Co. — Analyst
I understand. I guess really just the simple, simple and something I didn’t realize when I began to meet with you all and pick up coverage was that the direct sales business was so embedded within Service Centers and Stores-on-Wheels and I guess you mentioned earlier that I guess sometimes direct sales did not reflect all the selling they were doing. Sometimes these sales were transacted through the trucks and the Service Centers and I guess Direct sales was leveraging some of those locations.

Jeff Rutherford - LESCO, Inc. — President and CEO
Absolutely, and we look at it internally on a matrix perspective. In fact we looked at the last couple days this morning before the call and what we look at and if you can picture this across the top of our system is Service Centers, Stores-on-Wheels, total stores, the national accounts, sales reps, one particular customer, and then other direct business. Then we look down the left-hand side at whatever we want to look at. For example I have my computer up right now, James, and it has it by golf and by lawncare and by international business. We look across the segments on a matrix basis to see how those channels are operating, and that is what we’re doing.
From a zone — the zone managers will continue to manage the stores and then Steve Vincent will manage the golf channel. Paul McDonough will manage the lawn and landscape channel. Now they are well-suited for that because that’s the industries that they have their expertise in. Both of them have participated in industry. In fact, Steve Vincent lives eight miles from Lawrence, Kansas, where the Golf Course Superintendent Association headquarters, which is just serendipity, by the way. It just happened to be that way and that is why he is going to stay there.
But we look at that daily and we also look at Service Center business on a transaction basis that are coming from accounts from Stores-on-Wheels, from sales reps, from national accounts ownership. (multiple speakers) account ownership. And we know from that now. I know that — that national accounts, although they may be marginally profitable on a direct shipment basis but are very important to us to leverage our stores. The same is true of sales reps and not to the same extent as national accounts but the same is true and if you think it through, it they are breakeven from their cost perspective but if they are driving sales into the stores, you can have as many as you want.

James Bank - Sidoti & Co. — Analyst
Okay, I see what you’re saying. Okay.

Jeff Rutherford - LESCO, Inc. — President and CEO
Because where we’re going to create value in this model is driving gross profit dollars per square foot and where that comes from I don’t care. If we spend money for a direct sales person and that person is breakeven on a direct basis but is driving a lot of sales into the stores, so be it. That is a great model and we went from 60 approximately to zero or a handful, a couple. And it took time for that to take effect and for those customers to be poached like they were, but it really hit us hard in the last six weeks and now we’re putting those people back. And the question — we’re starting with 20 to 30 because those are key markets where we need people right now and Rich and Steve and Paul are working on that. We will get that out fairly quickly. But long-term as far as I’m concerned if it makes sense on a gross profit basis, we can have as many as we can find.

James Bank - Sidoti & Co. — Analyst
Okay. Are you borrowing any more on your revolver than this year due to the negative earnings?

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Jul. 07. 2006 / 8:00AM ET, LSCO — LESCO Revises Fiscal 2006 Financial Expectations

Jeff Rutherford - LESCO, Inc. — President and CEO
We’re an investor right now. We are an investor right now. We are sitting on cash right now. This is not a liquidity issue. We don’t have a liquidity issue. We have a sales and an operations issue. We are tight on expenses. We are constantly looking at ways to reduce expenses. This comes down to where we’re going to — as Bob Burkhardt continually reminds me, one of our founders, we lose that face-to-face experience with customers — you know, out of sight, out of mind kind of thing and to Bob’s credit, he has been telling me for longer than six weeks that we need to bring these fellows back.

James Bank - Sidoti & Co. — Analyst
Right, okay. Is there a same-store comp guidance at all?

Jeff Rutherford - LESCO, Inc. — President and CEO
No, we’re not providing any other guidance. When we get — we are only a couple weeks away from reporting on second quarter, so you’re going to get a lot more detail in the second quarter. This call is just to get — as I said this is real-time. This is just happening. Steve and Paul were just promoted I believe Monday and we are just getting out there. So we wanted to get out to the investment community as quickly as possible.

James Bank - Sidoti & Co. — Analyst
I guess this is kind of a loaded question. I guess your margins both gross and operating I understand your tracing the gross dollars as a gross percentage but can we assume maybe still the substantial improvement that we thought was going to happen in ‘06, can we assume that it will happen in ‘07?

Jeff Rutherford - LESCO, Inc. — President and CEO
We need the volume to get there. So what happened is our supply agreements deleverage just like everything else and everybody builds in volume, volume benefits and you get to the — and the TCS is off of their cost and it makes sense, right? The more volume we drive through there, the more leverage they get and they pass it on and it deleverages too. So we need to get that volume back and it all comes back to the successful execution of the sales reps.
The Stores, by the way if you look at the Stores model and you factor out — and I’ll give you a couple — if you just factor out a couple of the items we’ve talked about, if you factor out ice melt, there is not much we can do about the weather. So if you factor out ice melt and you factor out golf, I know that is a big piece of it when you’re talking Stores because you’re talking about basically factoring out most of the Stores-on-Wheels, but you factor those out and we’re at the bottom end of the guidance that we gave for Stores. And that’s not even taking into consideration the impact of the larger regional lawn and landscape companies.
So the stores are still performing. This is not an issue to come out and say the stores are not executing. The stores are executing and you can see that in the ‘04, ‘05, ‘06 stores that weren’t impacted by this. The reason they were not impacted by this is they were not reliant upon a salesrep to help drive sales into their store. They were too young to do that. It’s the 2003 stores and earlier that are impacted by it and those are the stores that have the biggest bulk of golf sales and they are the ones that have been impacted by it.

James Bank - Sidoti & Co. — Analyst
Understandable. I think that explains it very well. I apologize for the long — to anybody else listening that I had so many questions. I’m just given the issue, I just wanted to cover everything. But thank you very much. I appreciate it.

Operator
Joe Plevelich — Schneider Capital Management

Final Transcript

Jul. 07. 2006 / 8:00AM ET, LSCO — LESCO Revises Fiscal 2006 Financial Expectations

Joe Plevelich — Analyst
Hi guys. How are you doing today?

Jeff Rutherford - LESCO, Inc. — President and CEO
Well, I have had a happier six weeks in my life, but it seems like that was a long time ago.

Joe Plevelich — Analyst
At least it’s a Friday. I am trying to figure out what the incremental cost of adding these new direct sales reps will be and I guess looking out to ‘07, should I expect a year more like ‘04 or another year more like this year?

Jeff Rutherford - LESCO, Inc. — President and CEO
I’m not going to give guidance on ‘07 yet. We are not prepared for that today. We will give that in the future, but you were asking the compensation?

Joe Plevelich — Analyst
No, the incremental cost of bringing on these new 20 to 30 direct sales reps and what impact that will have on margins, on cost structure?

Jeff Rutherford - LESCO, Inc. — President and CEO
Well, it’s too early to tell. I can tell you what they used to do. We used to have — we used to generate — if you went back to 2004 and looked at what these sales reps generate and this would only be on the Direct side of things, you can calculate the effect, the basic effect they have had on the Stores side by what I said earlier that if you take out the effect of ice melt and the effect that they had on golf, you’d get to the lower end of our previous guidance. But if you go back to 2004 on the Direct side, the sales reps are generating just under $45 million in sales and it was generally the gross profit on the end was not significant, as we said earlier. It was just under 3%, 2.7%. So the contribution on the Direct side is not the significant part of that. By the way, all of their expenses would be in there.
The effect, obviously the effect on the model is the cross effect into the stores and as I said if you take into consideration the low-end of the guidance that we provided and adjust for that $3 million of ice melt we missed because of the early spring, you’ll get to what we think the effect was of eliminating the sales reps on the stores. Other than that, I am not prepared to go unfortunately at this point in time, I’m not prepared to provide any other guidance.

Joe Plevelich — Analyst
Sure. That’s fine. I have a couple of also additional questions here. How much more promotional do you guys think you will need to be to regain these lost sales?

Jeff Rutherford - LESCO, Inc. — President and CEO
We have never been overly promotional to that extent. We will continue to — here is basically what we do. We support from an advertising perspective, we support the industry magazines and we support the industry groups, groups like the Golf Course Superintendent Association and Planet and Rise and then all of those associated regional organizations, whether they be golf or landscape. We support them nationally. We support them regionally. We go to their trade shows, whether they are the national trade shows, the golf show, or the green industry Expo and we go to the regional shows. So that is where we are spending a lot of our promotional money is with the trade organizations and we won’t be more promotional than ever. We are more active than ever.

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Jul. 07. 2006 / 8:00AM ET, LSCO — LESCO Revises Fiscal 2006 Financial Expectations
We have always been fairly active on a chapter basis. I recently visited the Golf Course Superintendents Association headquarters and I think it had been awhile since any of the executives of the Company had been there and it is an impressive organization. Then just a couple weeks ago I was at the headquarters of Planet in Washington and Rise in Washington, and those are impressive organizations also. We need to be more supportive of the industry groups. It has been a long time since we’d visited any of those organizations.
We will be more committed to the industry and more involved and quite frankly that will help, but it is not about spending money. It is about spending time and we’re going to encourage our people in the field to be involved in the local chapters and we’re going to be more organized. In fact we have one person here that helps with communication, Bob West, who will be in charge of industry affairs and coordinating all of that through Steve and Paul.
So it is not about money. It is about time and it is about focus. One of the things and once again I’m giving a long answer to a pretty simple question, but one of the things, Joe, that what had happened here, we became very internally focused as an organization and that is why something like this can happen to us. We will be customer focused. We will be industry focused. We will not be inwardly focused. We’re going to be focused on customer and industry and that is a cultural change that we have been trying to implement over the last 6 to 7 months and we’re going to get there faster by having Paul and Steve heading up some of those efforts.

Joe Plevelich — Analyst
Okay. Very long answer but definitely thanks. Final question I have, do you have idea going back to a direct sales model, do you think you really need the Stores-on-Wheels given that it seems like the Stores-on-Wheels didn’t get the job done with the golf courses in particular?

Jeff Rutherford - LESCO, Inc. — President and CEO
Well, the Stores-on-Wheels got the job done that they were designed to do. The job that they have is to go on a scheduled route and they are not really fertilizer and seed sales vehicles. They are selling chemicals, paint and so forth. In fact if you go into it and you look at the model, they are actually operating even though we expanded them they’re getting back to the operational contribution that they used to have even with expansion. We asked them to do something that they were not built to do and that was to maintain a relationship. They are on a route and they are going through a route to golf courses over time and they don’t have time to spend with the superintendents. That is what we heard back. What we hear back from superintendents is they love the Stores-on-Wheels. They miss the sales reps. Sales reps have more flexibility to changing needs and can talk about and walk a course. Our Store-on-Wheels guys can’t walk a course with the superintendent.
Quite frankly they can’t go out and play golf with the superintendents on a Friday afternoon. At my own country club was — the Northeastern Ohio Golf Course Superintendent Association had a golf outing. Everybody else was there. No one from LESCO was at that Monday outing with that chapter. That is what we’re missing. We’re missing the relationship side of it. The reason the Store-on-Wheels wasn’t there is they were on a route that day and they were on a golf course. They are doing what we need them to do. We asked them to do something they were not prepared to do or just don’t have time to do, and that is why we have to have to (inaudible). The Stores-on-Wheels are still contributing.

Joe Plevelich — Analyst
I guess as I look at the $4 million in loss you project for ‘06, what specific division is most of this loss attributable to? Is it the new Stores? Is it the old Stores? Is it the Stores-on-Wheels?

Jeff Rutherford - LESCO, Inc. — President and CEO
Well, the biggest piece of it is going to be in the base stores and the Stores-on-Wheels not they have a loss but that they are just not driving the sales and the gross profit dollars we thought they were going to drive. The loss is always in our model is always going to be generated by G&A costs and none of the segments are going to generate a loss. They are just not generating enough gross profit dollars to cover the G&A costs, which drives (inaudible).
All of the segments generate income, or both the segments, Stores and Direct Segment. Within the Stores Segment, you go deeper and the stores are all profitable. It is just they’re not as profitable as we had [thought them to be].

Final Transcript

Jul. 07. 2006 / 8:00AM ET, LSCO — LESCO Revises Fiscal 2006 Financial Expectations

Joe Plevelich — Analyst
All right, guys. Thanks.

Operator
Brian Gonick, Corsair Capital.

Brian Gonick - Corsair Capital — Analyst
So the direct salespeople will work — they will probably historically they did $45 million Direct sales and lost $40 million to $45 million of sales in the Stores, so does that mean that you expect the reinstated direct sales force to ultimately generate something closer to $90 million of sales effectively?

Jeff Rutherford - LESCO, Inc. — President and CEO
Well, I don’t know what I expect yet. I don’t know that 20 to 30 will generate that much in sales. I am not giving any kind of guidance relative to what the Direct segment is going to be. I am not prepared to do that today, but what I am prepared to say is what we expect them to do it is to be marginally profitable breakeven on the direct side but to drive sales in the stores. And that is what we’re missing right now. And whatever you predict based on the shortfall of Stores, adjusted for ice melt and that would be about what we expect them to do.

Brian Gonick - Corsair Capital — Analyst
So you don’t have in your guidance you said any assumed recapture of sales in the Stores from these people?

Jeff Rutherford - LESCO, Inc. — President and CEO
No, not in this guidance. The guidance we provide today is based upon what the current trends are.

Brian Gonick - Corsair Capital — Analyst
Okay, but have you assumed any costs from these people in your guidance?

Jeff Rutherford - LESCO, Inc. — President and CEO
No.

Brian Gonick - Corsair Capital — Analyst
So basically your assumption is that those costs will be offset by any direct sales they generate?

Jeff Rutherford - LESCO, Inc. — President and CEO
Yes. That’s right.

Brian Gonick - Corsair Capital — Analyst

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Jul. 07. 2006 / 8:00AM ET, LSCO — LESCO Revises Fiscal 2006 Financial Expectations
But will there be a period of time where you actually will have costs without — because I assume it takes time to ramp sales and if you have 30 salespeople that are making fully loaded what you pay them — $100,000 total, $75,000 total?

Jeff Rutherford - LESCO, Inc. — President and CEO
We’re not going to give that level of detail right now, but what your point is, Brian, by the way it depends on — we have people on board here who are going to move into these positions. They are going to get on the street. It won’t take them long to be able to pay for themselves. We bring in people that are experienced, they are even going to be in better positions because they have maintained those relationships over the last 18 months. But Steve and Paul are going to pick the right people and they are going to be able to pay for themselves. I am confident in that. We just haven’t built any upside into the Stores yet.

Brian Gonick - Corsair Capital — Analyst
But you have also not built in any incremental cost?

Jeff Rutherford - LESCO, Inc. — President and CEO
That’s right.

Brian Gonick - Corsair Capital — Analyst
I’m just looking and trying to understand on the numbers, your lost sales are about $40 million to $45 million based on your revised guidance and lost gross profit looks to be about $17 million. That kind of looks like a loss — that the incremental margin on those lost sales looks to be like more than 38%. Can you talk to me about what is going on there, why is it that level?

Jeff Rutherford - LESCO, Inc. — President and CEO
You know, I am not ready to go through and detail the model on the range. I apologize for that, but if you take the range that is generated by the guidance that we have provided based on gross profit ranges and you take the expenses and assume the expense dollars stay relatively the same, you should run — you will run a range and you’re going to find that we’re probably on the conservative side of the range but — and I think that works.

Brian Gonick - Corsair Capital — Analyst
I guess what I am saying is I don’t understand why the lost gross profit dollars are so high because I assume that cost of product, cost of sales is purely material inventory. Are there any fixed costs in there?

Jeff Rutherford - LESCO, Inc. — President and CEO
We took the gross profit percentage down. There aren’t any fixed costs on our end because all of our fixed costs are in selling costs. But we took down the gross profit percentages because of the deleveraging effect on our supply chain and that we will experience lower margins, lower markup on goods because we’re not going to get some of the benefits from the higher volumes. Are you saying, Brian, that the numbers don’t work when you run them?

Brian Gonick - Corsair Capital — Analyst
No, the numbers are what they are. I’m just saying that the incremental margin looks to be in the high 30s compared to roughly a 25% gross margin.

Jeff Rutherford - LESCO, Inc. — President and CEO

Final Transcript

Jul. 07. 2006 / 8:00AM ET, LSCO — LESCO Revises Fiscal 2006 Financial Expectations
You’re saying when you take out from the model the sales, it comes out at 30% versus coming out at —

Brian Gonick - Corsair Capital — Analyst
It’s 38%. If you’ve lost $17 million of gross profit based on these new revised guidance, that is what I am calculating at least and the lost sales are $40 million to $45 million — it looks like the margin on those lost sales is like 38% compared to overall gross margins of like round numbers like, say, on a revised basis — 25%-ish. See what I am saying?

Jeff Rutherford - LESCO, Inc. — President and CEO
Yes, and that is the effect of the deleveraging on vendor rebates and that kind of thing. I will be available to talk to anybody the rest of the day. We’re not going to give any increased guidance, but if we need clarification we can provide clarification.

Brian Gonick - Corsair Capital — Analyst
What is the status of your stock buyback program now and how much stock have you bought back up to today?

Jeff Rutherford - LESCO, Inc. — President and CEO
We’re not going to disclose that. We will disclose that with the quarter because — but the stock buyback program is still out there.

Brian Gonick - Corsair Capital — Analyst
And you had a 10b5 program for that, correct?

Jeff Rutherford - LESCO, Inc. — President and CEO
That’s right.

Brian Gonick - Corsair Capital — Analyst
So presumably that won’t have changed?

Jeff Rutherford - LESCO, Inc. — President and CEO
The 10b5-1 plan was terminated until the next open window and we will decide what we’re going to do.

Brian Gonick - Corsair Capital — Analyst
So right now your window is closed because of (technical difficulty) why is the window closed?

Jeff Rutherford - LESCO, Inc. — President and CEO
Because it is July 7 or whatever and we’re reporting in two weeks.

Brian Gonick - Corsair Capital — Analyst

Final Transcript

Jul. 07. 2006 / 8:00AM ET, LSCO — LESCO Revises Fiscal 2006 Financial Expectations
Okay.

Jeff Rutherford - LESCO, Inc. — President and CEO
As soon as we report then we will be in the open window.

Brian Gonick - Corsair Capital — Analyst
And what do you expect? Do you expect to reinstate it?

Jeff Rutherford - LESCO, Inc. — President and CEO
I’m going to have to talk to the other Board members before I can answer that question.

Brian Gonick - Corsair Capital — Analyst
Well, presumably you will be able to buy back stock cheaper than you were paying.

Jeff Rutherford - LESCO, Inc. — President and CEO
That is probably a fair assumption.

Brian Gonick - Corsair Capital — Analyst
Okay. Can you tell us how much working capital you have been able to extract? I know that was one of the programs you were talking about before, better inventory management. How much you have gained so far this year and what you expect to do for the full year?

Jeff Rutherford - LESCO, Inc. — President and CEO
Inventory not counting the ‘06 Stores, the 19 Stores that are operating, you do it on a comp basis it’s actually down $3 million to $4 million. You got to comp that against the plants and the warehouses and all of that being in there last year, but if you do it just on a store level.

Brian Gonick - Corsair Capital — Analyst
Okay. Thanks.

Operator
John Walthausen, Paradigm Capital.

John Walthausen - Paradigm Capital — Analyst
On the tie-in to the direct sales force with the stores, I’m a little perplexed on how that works. I take it the direct sales guys are basically commission-driven sales folks.

Jeff Rutherford - LESCO, Inc. — President and CEO
They are salary and a bonus based upon operating results. They are not straight commission.

Final Transcript

Jul. 07. 2006 / 8:00AM ET, LSCO — LESCO Revises Fiscal 2006 Financial Expectations

John Walthausen - Paradigm Capital — Analyst
They are not straight commission, okay. And in that bonus were they given credit for Stores, Store-on-Wheels sales on accounts that they covered?

Jeff Rutherford - LESCO, Inc. — President and CEO
Yes. Well, if you look at it — by the way we have not had other than a handful we have not had them for 18 months.

John Walthausen - Paradigm Capital — Analyst
No, no, but I’m just trying to — I’m assuming that you are basically going back to the same model you had in terms of how they work and compensated.

Jeff Rutherford - LESCO, Inc. — President and CEO
We are probably not going back necessarily to the same bonus model and I really don’t want to negotiate with —.

John Walthausen - Paradigm Capital — Analyst
Okay, fair enough.

Jeff Rutherford - LESCO, Inc. — President and CEO
But they will get credit for the gross profit. In fact the way it works, quite frankly, and this works for all of our sales reps, is you have got to remember that the least expensive means for us to transport product to a market is full truckload to a Service Center. Theoretically full truckload to a customer too, it’s the same full truckload, but we don’t get a lot of those in golf and it is not planned and it is not predictable. So the least expensive way to get product in the market is to ship it directly from a plant to a store.
We have 320 some plus and more opening everyday stores. We have close to 1.8 million square feet out there. We have not done a good job of utilizing our square footage to our advantage, so what we ought to be able to do is get product in the market the least expensive way possible and then deliver it from a store to a customer. So if you look at our delivery mechanisms, out of a Store-on-Wheels direct less than truckload, the best for us is to leverage our square footage because it is a fixed cost. So we will give the greatest benefit to a salesperson if they utilize the square footage in the Stores or they utilize the Stores-on-Wheels. And by the way, our sales reps were historically very good at doing that and enjoyed that relationship. So when we get them back, it will be a compensation structure based upon gross profit from Service Centers, Store-on-Wheels, and Direct. All the expenses will be in the Direct piece and they will get credit for the Service Centers and quite frankly they will use the Service Centers.

John Walthausen - Paradigm Capital — Analyst
My experience has been that sales folks expect recognition, monetary or otherwise, for anything that they are bringing in the door. So I am surprised that this was not a major issue that you had thought a lot about before disbanding the direct sales force because if they really were bringing that business in I’m sure they were bringing it to the attention of people that gee, we are bringing this other business in, it is not just the Direct stuff.

Jeff Rutherford - LESCO, Inc. — President and CEO
Yes, I think it was brought up, to be honest, John.

Final Transcript

Jul. 07. 2006 / 8:00AM ET, LSCO — LESCO Revises Fiscal 2006 Financial Expectations

John Walthausen - Paradigm Capital — Analyst
Is that your reference to you were just too internally focused and were not really giving credit to what the folks in the field were saying?

Jeff Rutherford - LESCO, Inc. — President and CEO
Yes. I think it was a cultural issue. I think it was a knowledge issue. I think it was an appreciation issue. I think there was debate and I think a decision was made.

John Walthausen - Paradigm Capital — Analyst
And the folks that you’re talking about who were Direct sales folks who are still in with the Company, they are basically in the Stores now you feel that you can pull them out without —?

Jeff Rutherford - LESCO, Inc. — President and CEO
We’re saying there are some in there. We lost some very good people and I have said it before publicly that I would like to have those people back. I have said it at the end of the first quarter that I wish that decision had never been made. I wish we still had them.

John Walthausen - Paradigm Capital — Analyst
Okay, fair enough. The other question was on the discounts with suppliers, if we miss the sales predictions you’re using now, do we crank up another step in terms of our cost of goods sold percentages?

Jeff Rutherford - LESCO, Inc. — President and CEO
It is all relative, yes, but it won’t be significant I don’t think. And we still have six months to perform and we have Rich Doggett in here now and Rich has been with us a few years. And we still have our zone guys and they are still out there fighting for sales. Now we’re going to have another tool and that will be the sales rapes. Our guidance is what it is, but we are not giving up for the next six months. We’re going to be out there battling for every sale we can.

John Walthausen - Paradigm Capital — Analyst
So do I understand from that that the supplier discounts work on a lot of little steps type of thing?

Jeff Rutherford - LESCO, Inc. — President and CEO
Yes.

John Walthausen - Paradigm Capital — Analyst
Okay, and do the targets in those steps move up to higher levels in next year or some other out-year period?

Jeff Rutherford - LESCO, Inc. — President and CEO
A lot of them are negotiated on an annual basis.

John Walthausen - Paradigm Capital — Analyst

Final Transcript

Jul. 07. 2006 / 8:00AM ET, LSCO — LESCO Revises Fiscal 2006 Financial Expectations
I mean you have one big one with your —

Jeff Rutherford - LESCO, Inc. — President and CEO
You know, theirs is more of a leverage issue on their side. Since you brought up, John, I will say this, but not only did we talk to customers but we have been talking to suppliers, too, and industry people about the situation and everyone is in concurrence what we needed to do. Our suppliers are — and we have had some discussion with them very recently and we will be talking to them today. Bruce Thorn and his team will be talking to them today, but I think we will find that everyone is supportive of this decision. Hindsight is 20-20, right? So it is pretty obvious what we need to do.

John Walthausen - Paradigm Capital — Analyst
Good. I appreciate your candor and coming to us quickly. That’s helpful.

Operator
Paul Resnik, Dutton Associates.

Paul Resnik - Dutton Associates — Analyst
Thank you, everybody else, for asking all my questions except on net interest expense. You are now a net investor. You had a seasonal interest cost in the first quarter. Do you with the reduced earnings, do you still view yourself as a breakeven net interest or positive net interest for the year?

Jeff Rutherford - LESCO, Inc. — President and CEO
We will be positive for the year on interest.

Paul Resnik - Dutton Associates — Analyst
And secondly, you’re maintaining your store opening schedule but the earnings are well below previous expectation. The stock buyback program is in place. Is it reasonable to believe that that buyback program might be a bit more cautious than originally voted for?

Jeff Rutherford - LESCO, Inc. — President and CEO
I’m not going to speak on that until the Board has made their decision. It is still — the buyback program is still in existence and I am not going to comment as to what is going to happen. We will have — we have got a couple weeks here and we will have a Board meeting in between now and then before we talk again.

Paul Resnik - Dutton Associates — Analyst
Okay, thank you.

Operator
Peter Sidoti, Sidoti & Co.

Peter Sidoti - Sidoti & Co. — Analyst

Final Transcript

Jul. 07. 2006 / 8:00AM ET, LSCO — LESCO Revises Fiscal 2006 Financial Expectations
Quick question for you and again I am coming into the story a little late. Who made the decision to eliminate the sales reps or how was that decision made?

Jeff Rutherford - LESCO, Inc. — President and CEO
You know, I am not going to comment on the history. I don’t encourage that internally within our organization. I’m not going to do that publicly.

Peter Sidoti - Sidoti & Co. — Analyst
Well wouldn’t you examine that decision in terms of where it was made to make sure it doesn’t again since it wasn’t clearly — or like that doesn’t happen again?

Jeff Rutherford - LESCO, Inc. — President and CEO
We will say that that has been — if you look at our history that issue has been addressed.

Peter Sidoti - Sidoti & Co. — Analyst
Okay. My issue I guess and again this may sound harsh, but clearly the sales reps were let go. I imagine that it will be hard to replace many of them. The shareholders will be taking a hit here. Is there anything that management is doing to show that they are participating in the pain that everyone else is going to suffer for the next six to nine months?

Jeff Rutherford - LESCO, Inc. — President and CEO
Well, we won’t receive bonuses for a couple years or any stock. Do you have anything else in mind?

Peter Sidoti - Sidoti & Co. — Analyst
I was just curious.

Jeff Rutherford - LESCO, Inc. — President and CEO
How about not sleeping for six weeks?

Peter Sidoti - Sidoti & Co. — Analyst
Again but there is tens of millions of dollars that are lost here.

Jeff Rutherford - LESCO, Inc. — President and CEO
We’re not happy about this either, Peter. It is not even about my compensation or the executive team’s compensation. This is about doing the right thing for the business and I can say that no one sitting in this room made this decision but we’re certainly owning the decision and we are going to correct it.

Peter Sidoti - Sidoti & Co. — Analyst
All right, so no one in that room was responsible for the — again I am in late here for the responsibility of getting rid of the sales reps.

Final Transcript

Jul. 07. 2006 / 8:00AM ET, LSCO — LESCO Revises Fiscal 2006 Financial Expectations

Jeff Rutherford - LESCO, Inc. — President and CEO
We did not make the decision but we own the decision and we are going to correct it.

Peter Sidoti - Sidoti & Co. — Analyst
Okay, thank you.

Operator
(OPERATOR INSTRUCTIONS) With no further questions, I’d like to turn the call back over to management for closing comments.

Jeff Rutherford - LESCO, Inc. — President and CEO
Thank you, operator. We will be talking to everyone in a few weeks here on the second quarter and I certainly am available for any clarification and we will be here as long as it takes to make sure that it is clear what we’re trying to communicate. And then thank you for your participation. Operator, we’re done.

Operator
Thank you, ladies and gentlemen.

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